EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports Fourth Quarter 2024 Earnings of $0.27 Per Share and
Twelve Month 2024 Earnings of $1.34 Per Share;
Board of Directors Increases Annual Dividend by 12.5% to $0.36 Per Share
EAU CLAIRE, WI, January 27, 2025 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $2.7 million and earnings per diluted share of $0.27 for the fourth quarter ended December 31, 2024, compared to $3.3 million and earnings per diluted share of $0.32 for the quarter ended September 30, 2024, and $3.7 million and $0.35 earnings per diluted share for the quarter ended December 31, 2023, respectively.
The Company’s fourth quarter 2024 operating results reflected the following changes from the third quarter of 2024: (1) increase in net interest income of $0.4 million with net interest margin increased by 16 basis points; (2) a $0.05 million increase in negative provision for credit losses to $0.45 million in the fourth quarter; (3) lower non-interest income of $0.9 million primarily due to $0.5 million lower gain on sale of loans and $0.2 million higher net losses on sale of equity securities in the fourth quarter of 2024; and (4) higher non-interest expense primarily due to higher REO expenses of $0.2 million and higher professional fees of $0.2 million.
Book value per share improved to $17.94 at December 31, 2024, compared to $17.88 at September 30, 2024, and $16.60 at December 31, 2023. Tangible book value per share (non-GAAP)1 was $14.69 at December 31, 2024, compared to $14.64 at September 30, 2024, and a 9.5% increase from $13.42 at December 31, 2023. For the fourth quarter of 2024, tangible book value was positively influenced by net income and intangible amortization which was mostly offset by the impact of higher long-term interest rates which increased the net unrealized loss on the available for sale securities portfolio. Stockholders’ equity as a percentage of total assets was 10.24% at December 31, 2024, compared to 10.01% at September 30, 2024. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 increased to 8.54% at December 31, 2024, compared to 8.35% at September 30, 2024, largely due to the impact of asset shrinkage.
“As we closed 2024, I am pleased with the execution on our strategic objectives, continuing to strengthen franchise value. The quarter reflected our balance sheet optimization efforts, which increased the net interest margin 6%, and increased the tangible common equity ratio for the continued repurchase of shares at prices that were accretive to earnings per share and tangible book value. The TCE ratio increased to 8.54%, from 8.35% in the prior quarter which provides flexibility to grow the loan portfolio and potentially repurchase shares in 2025. Deposits, net of the decrease in wholesale deposits, increased $27 million. Loans decreased $56 million during the quarter, primarily in non-strategic relationships, but we forecast modest loan growth of one to three percent in 2025. Credit metrics improved and we continue to maintain a healthy reserve for credit losses to total loans at 1.50%,” stated Stephen Bianchi, Chairman, President, and Chief Executive Officer.

December 31, 2024, Highlights:
•Quarterly earnings were $2.7 million, or $0.27 per diluted share for the quarter ended December 31, 2024, a decrease compared to earnings of $3.3 million, or $0.32 per diluted share for the quarter ended September 30, 2024, and $3.7 million, or $0.35 per diluted share for the quarter ended December 31, 2023.

•Net interest income increased $0.4 million to $11.7 million for the current quarter ended December 31, 2024, from $11.3 million for the quarter ended September 30, 2024, and flat with $11.7 million for the quarter ended December 31, 2023. The increase in net interest income from the third quarter of 2024 was primarily due to an increase in net interest margin of 16 basis points.

•The net interest margin increased to 2.79%, primarily due to lower deposit costs, for the quarter ended December 31, 2024, compared to 2.63% for the previous quarter, and 2.69% for the quarter ended December 31, 2023. The net interest margin increase in the fourth quarter of 2024, was also favorably impacted by accelerated deferred fee accretion on loan payoffs of 3 basis points.

•Negative provision for credit losses of $0.45 million, $0.40 million, and $0.65 million were recorded during the quarters ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively. The fourth quarter’s negative provision was due to decreases in on-balance sheet allowance for credit losses (“ACL”) of $0.324 million and a $0.126 million decrease in off-balance sheet ACL due to a reduction in unfunded loan commitments.

•Non-interest income decreased $0.9 million in the fourth quarter of 2024, due to $0.5 million in lower gain on sale of loans, $0.2 million of higher net losses on equity securities and lower loan servicing income and service charges on deposit accounts. Non-interest income decreased by $0.5 million compared to the fourth quarter of 2023, due to higher net losses on equity securities.

•Non-interest expense increased $0.4 million to $10.8 million in the fourth quarter of 2024 from $10.4 million for the previous quarter and increased $0.6 million from $10.2 million in the fourth quarter one year earlier. The $0.4 million increase in non-interest expense from the third quarter was largely due to $0.2 million increase in professional fees and $0.2 million in losses on repossessed assets. The $0.6 million increase from the fourth quarter of 2023 was due to: (1) a $0.7 million increase in compensation expenses, due to higher incentive compensation and annual merit increases; (2) an increase of $0.2 million on losses on repossessed assets; and (3) higher data processing of $0.2 million, partially offset by lower other expenses of $0.5 million primarily due to 2023 branch closure costs.

•Loans receivable decreased $55.8 million during the fourth quarter ended December 31, 2024, to $1.369 billion compared to the prior quarter end, due to pay offs of non-strategic relationships as part of the balance sheet optimization plan.

•Total deposits decreased $32.5 million during the fourth quarter of 2024, compared to three months earlier, as wholesale deposits were reduced with brokered deposits decreasing $47.5 million to $19.1 million at December 31, 2024, compared to three months earlier.

•Federal Home Loan Bank advances decreased $16.0 million to $5.0 million at December 31, 2024, from $21.0 million at September 30, 2024.

•The effective tax rate was 19.5% for the quarter ended December 31, 2024, compared to 21.5% for the quarter ended September 30, 2024, and 20.9% for the quarter ended December 31, 2023.

•Nonperforming assets decreased to $14.3 million at December 31, 2024, compared to $17.1 million at September 30, 2024. The decrease was largely due to a partial paydown on one agricultural real estate loan relationship in forestry services that was placed on nonaccrual status in the third quarter.

•Net charge-offs remain minimal and were 0.009% of average loans during the fourth quarter and 0.007% over the twelve-month period ending December 31, 2024.

•Common stock totaling 94 thousand shares were repurchased in the fourth quarter ending December 31, 2024, at an average price of $14.55 per share. For the twelve-month period ending December 31, 2024, approximately 476 thousand shares of common stock were repurchased at an average price of $12.76 per share.
•In November 2024, the Company notified its customers that it would be closing the Faribault, Minnesota branch on February 3, 2025, with account balances transferred to the nearest branch which is 39 miles away. The branch closure costs recognized in the fourth quarter were minimal.

•The efficiency ratio was 76% for the quarter ended December 31, 2024, compared to 72% for the quarter ended September 30, 2024.

•On January 23, 2025, the Board of Directors declared a $0.36 per share annual dividend, an increase of 12.5%, to shareholders of record as of February 7, 2025, and payable February 21, 2025.
Balance Sheet and Asset Quality
Total assets decreased by $50.6 million during the quarter to $1.749 billion at December 31, 2024.
Securities available for sale (AFS”) decreased $6.6 million during the quarter ended December 31, 2024, to $142.8 million from $149.4 million at September 30, 2024. The decrease was due to higher pre-tax unrealized losses of $3.3 million and principal repayments of $3.3 million.
Securities held to maturity (“HTM”) decreased $1.5 million to $85.5 million during the quarter ended December 31, 2024, from $87.0 million at September 30, 2024, due to principal repayments.
The on-balance sheet liquidity ratio, which is defined as the fair market value of AFS and HTM securities that are not pledged and cash on deposit with other financial institutions, was 11.75% of total assets at December 31, 2024, compared to 11.46% at September 30, 2024. On-balance sheet liquidity collateralized new borrowing capacity and uncommitted federal funds borrowing availability was $725 million, or 273%, of uninsured and uncollateralized deposits at December 31, 2024, and $718 million, or 269%, at September 30, 2024.
Continued balance sheet optimization resulted in loans decreasing by $55.8 million during the fourth quarter ended December 31, 2024, to $1.372 billion, compared to September 30, 2024. A large level of non-strategic relationships were repaid during the quarter as well as a $4.9 million reduction in criticized loans.
The office loan portfolio consisting of 71 loans totaled $28 million at December 31, 2024, and decreased $3 million from $31 million at September 30, 2024. Criticized loans in the office loan portfolio for the quarter ended December 31, 2024, totaled $0.5 million and there have been no charge-offs in the trailing twelve months.
The allowance for credit losses on loans decreased by $0.45 million to $20.5 million at December 31, 2024, representing 1.50% of total loans receivable compared to 1.47% of total loans receivable at September 30, 2024. For the quarter ended December 31, 2024, the Bank recorded a negative provision of $0.45 million which included a negative provision on ACL for loans of $0.32 million and a negative provision of $0.13 million on ACL for unfunded commitments.

Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	December 31, 2024	September 30, 2024	June 30, 2024	December 31, 2023
Loans, end of period	$1,368,981	$1,424,828	$1,428,588	$1,460,792
Allowance for credit losses - Loans	$20,549	$21,000	$21,178	$22,908
ACL - Loans as a percentage of loans, end of period	1.50%	1.47%	1.48%	1.57%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.334 million at December 31, 2024, $0.460 million at September 30, 2024, and $1.250 million at December 31, 2023, classified in other liabilities on the consolidated balance sheets.
Allowance for Credit Losses - Unfunded Commitments:
(in thousands)

	December 31, 2024 and Three Months Ended	December 31, 2023 and Three Months Ended	December 31, 2024 and Twelve Months Ended	December 31, 2023 and Twelve Months Ended
ACL - Unfunded commitments - beginning of period	$460	$1,571	$1,250	$—
Cumulative effect of ASU 2016-13 adoption	—	—	—	1,537
(Reductions) additions to ACL - Unfunded commitments via provision for credit losses charged to operations	(126)	(321)	(916)	(287)
ACL - Unfunded commitments - end of period	$334	$1,250	$334	$1,250
Special mention loans decreased by $2.5 million to $8.5 million at December 31, 2024, compared to $11.0 million at September 30, 2024. Over the past 12 months, special mention loans have declined $9.9 million from $18.4 million at December 31, 2023.
Substandard loans decreased by $2.3 million to $18.9 million at December 31, 2024, compared to $21.2 million at September 30, 2024, primarily due to a $1.6 million reduction in a nonperforming loan, classified as substandard, agricultural real estate forestry services loan.
Nonperforming assets decreased $2.8 million to $14.3 million at December 31, 2024, compared to $17.1 million at September 30, 2024, primarily due to the $1.6 million reduction in nonperforming assets discussed above and the sale of a real estate owned property.

	(in thousands)
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Special mention loan balances	$8,480	$11,047	$8,848	$13,737	$18,392
Substandard loan balances	18,891	21,202	14,420	14,733	19,596
Criticized loans, end of period	$27,371	$32,249	$23,268	$28,470	$37,988
Total deposits decreased $32.5 million during the quarter ended December 31, 2024, to $1.49 billion as $59.7 million of wholesale brokered deposits were repaid. Brokered deposits declined $47.5 million to $19.1 million at December 31, 2024, from $66.6 million at September 30, 2024, and declined $79.1 million from $98.2 million at December 31, 2023.

Deposit Portfolio Composition
(in thousands)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Consumer deposits	$852,083	$844,808	$822,665	$827,290	$814,899
Commercial deposits	412,355	406,095	395,148	400,910	415,715
Public deposits	190,460	176,844	187,698	202,175	182,172
Wholesale deposits	33,250	92,920	114,033	97,114	106,306
Total deposits	$1,488,148	$1,520,667	$1,519,544	$1,527,489	$1,519,092

At December 31, 2024, the deposit portfolio composition was 57% consumer, 28% commercial, 13% public, and 2% wholesale deposits compared to 55% consumer, 27% commercial, 12% public, and 6% wholesale deposits at September 30, 2024.

Deposit Composition By Type
(in thousands)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Non-interest-bearing demand deposits	$252,656	$256,840	$255,703	$248,537	$265,704
Interest-bearing demand deposits	355,750	346,971	353,477	361,278	343,276
Savings accounts	159,821	169,096	170,946	177,595	176,548
Money market accounts	369,534	366,067	370,164	387,879	374,055
Certificate accounts	350,387	381,693	369,254	352,200	359,509
Total deposits	$1,488,148	$1,520,667	$1,519,544	1,527,489	$1,519,092
Uninsured and uncollateralized deposits were $265.4 million, or 18% of total deposits, at December 31, 2024, and $267.1 million, or 18% of total deposits, at September 30, 2024. Uninsured deposits alone at December 31, 2024, were $428.0 million, or 29% of total deposits, and $413.6 million, or 27% of total deposits at September 30, 2024.
As part of the balance sheet optimization plan, $16.0 million in Federal Home Loan Bank advances were repaid during the fourth quarter and totaled $5.0 million at December 31, 2024, compared to $21.0 million one quarter earlier.
Common stock totaling approximately 94 thousand shares were repurchased in the fourth quarter of 2024 at an average price of $14.55 per share. For the twelve-month period ending December 31, 2024, approximately 476 thousand shares of common stock were repurchased at an average price of $12.76 per share. There are 238 thousand shares remaining under the July 2024 Board of Director repurchase authorization plan.

Review of Operations
Net interest income increased $0.4 million for the quarter ended December 31, 2024, from $11.3 million for the quarter ended September 30, 2024, and flat from $11.7 million for the quarter ended December 31, 2023. The increase in net interest income compared to the third quarter of 2024 was primarily due to an increase in net interest margin, partially offsetting the impact of asset shrinkage. The net interest margin increase was favorably impacted by 3 basis points due to deferred fee accretion on loan payoffs.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$11,708	2.79%	$11,285	2.63%	$11,576	2.72%	$11,905	2.77%	$11,747	2.69%
Less accretion for PCD loans	(42)	(0.01)%	(45)	(0.01)%	(62)	(0.01)%	(75)	(0.02)%	(37)	(0.01)%
Less scheduled accretion interest	(33)	(0.01)%	(33)	(0.01)%	(32)	(0.01)%	(33)	(0.01)%	(33)	(0.01)%
Without loan purchase accretion	$11,633	2.77%	$11,207	2.61%	$11,482	2.70%	$11,797	2.74%	$11,677	2.67%

The table below shows the impact of certificate, loan and securities contractual fixed rate maturing and repricing.
Portfolio Contractual Repricing:
(in millions, except yields)

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2026
Maturing Certificate Accounts:
Contractual Balance	$95	$177	$43	$14	$13
Contractual Interest Rate	4.63%	4.68%	4.25%	3.07%	3.36%
Maturing or Repricing Loans:
Contractual Balance	$46	$97	$18	$55	$322
Contractual Interest Rate	5.27%	7.10%	6.15%	4.79%	3.85%
Maturing or Repricing Securities:
Contractual Balance	$4	$3	$3	$4	$19
Contractual Interest Rate	6.15%	5.12%	4.07%	4.31%	3.49%
Non-interest income decreased $0.9 million in the fourth quarter of 2024 to $2.0 million from $2.9 million the prior quarter due to $0.5 million of lower gain on sale of loans, $0.2 million of higher net losses on equity securities and lower loan servicing income and service charges on deposit accounts. Total non-interest income for the quarter ended December 31, 2023, was higher at $2.5 million due to an increase in net losses on equity securities in 4Q 2024.
Non-interest expense increased $0.4 million to $10.8 million from $10.4 million for the previous quarter and increased $0.6 million from $10.2 million one year earlier. The $0.4 million increase in non-interest expense compared to the linked quarter was largely due to the $0.2 million increase in professional fees and $0.2 million in losses on repossessed assets. The $0.6 million increase from the fourth quarter of 2023 is due to: (1) a $0.7 million increase in compensation expenses, due to higher incentive compensation and annual merit increases; (2) an increase in the current quarter of $0.2 million on losses on repossessed assets; (3) higher data processing of $0.2 million partially offset by lower other expenses $0.5 million primarily due to 2023 branch closure costs.
Provision for income taxes decreased to $0.7 million in the fourth quarter of 2024 from $0.9 million in the third quarter of 2024 largely due to lower pre-tax income. The effective tax rate was 19.5% for the quarter ended December 31, 2024, 21.5% for the quarter ended September 30, 2024, and 20.9% for the quarter ended December 31, 2023.
These financial results are preliminary until Form 10-K is filed in March 2025.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 22 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics (including new variants of COVID-19); cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which it operates; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as branch closure costs and related severance pay, accelerated depreciation expense and lease termination fees, and the gain on sale of branch deposits and fixed assets. Tangible book value, tangible book value per share, tangible common equity as a percentage of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	December 31, 2024 (unaudited)	September 30, 2024 (unaudited)	June 30, 2024 (unaudited)	December 31, 2023 (audited)
Assets
Cash and cash equivalents	$50,172	$36,632	$36,886	$37,138
Securities available for sale “AFS”	142,851	149,432	146,438	155,743
Securities held to maturity “HTM”	85,504	87,033	88,605	91,229
Equity investments	4,702	5,096	5,023	3,284
Other investments	12,500	12,311	13,878	15,725
Loans receivable	1,368,981	1,424,828	1,428,588	1,460,792
Allowance for credit losses	(20,549)	(21,000)	(21,178)	(22,908)
Loans receivable, net	1,348,432	1,403,828	1,407,410	1,437,884
Loans held for sale	1,329	697	275	5,773
Mortgage servicing rights, net	3,663	3,696	3,731	3,865
Office properties and equipment, net	17,075	17,365	17,774	18,373
Accrued interest receivable	5,653	6,235	6,289	5,409
Intangible assets	979	1,158	1,336	1,694
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	915	1,572	1,662	1,795
Bank owned life insurance (“BOLI”)	26,102	25,901	25,708	25,647
Other assets	17,144	16,683	15,794	16,334
TOTAL ASSETS	$1,748,519	$1,799,137	$1,802,307	$1,851,391
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,488,148	$1,520,667	$1,519,544	$1,519,092
Federal Home Loan Bank (“FHLB”) advances	5,000	21,000	31,500	79,530
Other borrowings	61,606	61,548	61,498	67,465
Other liabilities	14,681	15,773	13,720	11,970
Total liabilities	1,569,435	1,618,988	1,626,262	1,678,057
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 9,981,996, 10,074,136, 10,297,341, and 10,440,591 shares issued and outstanding, respectively	100	101	103	104
Additional paid-in capital	114,564	115,455	117,838	119,441
Retained earnings	80,840	78,438	75,501	71,117
Accumulated other comprehensive loss	(16,420)	(13,845)	(17,397)	(17,328)
Total stockholders’ equity	179,084	180,149	176,045	173,334
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,748,519	$1,799,137	$1,802,307	$1,851,391
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2024 (unaudited)	September 30, 2024 (unaudited)	December 31, 2023 (unaudited)	December 31, 2024 (unaudited)	December 31, 2023 (audited)
Interest and dividend income:
Interest and fees on loans	$19,534	$20,115	$19,408	$79,738	$73,577
Interest on investments	2,427	2,397	2,618	9,877	10,671
Total interest and dividend income	21,961	22,512	22,026	89,615	84,248
Interest expense:
Interest on deposits	9,273	10,165	7,851	37,985	25,749
Interest on FHLB borrowed funds	65	128	1,371	1,281	5,966
Interest on other borrowed funds	915	934	1,057	3,875	4,184
Total interest expense	10,253	11,227	10,279	43,141	35,899
Net interest income before provision for credit losses	11,708	11,285	11,747	46,474	48,349
(Negative) provision for credit losses	(450)	(400)	(650)	(3,175)	(475)
Net interest income after provision for credit losses	12,158	11,685	12,397	49,649	48,824
Non-interest income:
Service charges on deposit accounts	450	513	485	1,924	1,949
Interchange income	550	577	581	2,247	2,324
Loan servicing income	520	643	539	2,271	2,218
Gain on sale of loans	218	752	191	2,216	1,692
Loan fees and service charges	292	165	124	996	432
Net realized gains on debt securities	—	—	—	—	12
Net (losses) gains on equity securities	(287)	(78)	277	(856)	447
Bank Owned Life Insurance (BOLI) death benefit	—	—	—	184	—
Other	266	349	283	1,125	1,176
Total non-interest income	2,009	2,921	2,480	10,107	10,250
Non-interest expense:
Compensation and related benefits	5,840	5,743	5,139	22,741	21,106
Occupancy	1,217	1,242	1,314	5,159	5,431
Data processing	1,743	1,665	1,511	6,530	5,951
Amortization of intangible assets	179	178	179	715	755
Mortgage servicing rights expense, net	107	163	159	534	615
Advertising, marketing and public relations	218	225	262	793	734
FDIC premium assessment	192	201	204	798	812
Professional services	514	336	371	1,763	1,524
Losses (gains) on repossessed assets, net	247	65	—	294	62
Other	552	603	1,067	2,979	3,152
Total non-interest expense	10,809	10,421	10,206	42,306	40,142
Income before provision for income taxes	3,358	4,185	4,671	17,450	18,932
Provision for income taxes	656	899	978	3,699	5,873
Net income attributable to common stockholders	$2,702	$3,286	$3,693	$13,751	$13,059
Per share information:
Basic earnings	$0.27	$0.32	$0.35	$1.34	$1.25
Diluted earnings	$0.27	$0.32	$0.35	$1.34	$1.25
Cash dividends paid	$—	$—	$—	$0.32	$0.29
Book value per share at end of period	$17.94	$17.88	$16.60	$17.94	$16.60
Tangible book value per share at end of period (non-GAAP)	$14.69	$14.64	$13.42	$14.69	$13.42

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP pretax income	$3,358	$4,185	$4,671	$17,450	$18,932
Branch closure costs (1)	—	—	380	168	380
Pretax income as adjusted (2)	$3,358	$4,185	$5,051	$17,618	$19,312
Provision for income tax on net income as adjusted (3)	656	899	1,058	3,735	5,991
Net income as adjusted (non-GAAP) (2)	$2,702	$3,286	$3,993	$13,883	$13,321
GAAP diluted earnings per share, net of tax	$0.27	$0.32	$0.35	$1.34	$1.25
Branch closure costs, net of tax	—	—	0.03	0.01	0.03
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.27	$0.32	$0.38	$1.35	$1.28

Average diluted shares outstanding	10,033,957	10,204,195	10,457,184	10,262,710	10,470,298

(1) Branch closure costs include severance pay recorded in compensation and benefits and depreciation and right of use lease asset accelerated expense included in other non-interest expense in the consolidated statement of operations.
(2) Pretax income as adjusted and net income as adjusted are non-GAAP measures that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(3) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition
(in thousands)

	December 31, 2024	September 30, 2024	June 30, 2024	December 31, 2023
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$709,018	$730,459	$729,236	$750,531
Agricultural real estate	73,130	76,043	78,248	83,350
Multi-family real estate	220,805	239,191	234,758	228,095
Construction and land development	78,489	87,875	87,898	110,941
C&I/Agricultural operating:
Commercial and industrial	115,657	119,619	127,386	121,666
Agricultural operating	31,000	27,550	27,409	25,691
Residential mortgage:
Residential mortgage	132,341	134,944	133,503	129,021
Purchased HELOC loans	2,956	2,932	2,915	2,880
Consumer installment:
Originated indirect paper	3,970	4,405	5,110	6,535
Other consumer	5,012	5,438	5,860	6,187
Gross loans	$1,372,378	$1,428,456	$1,432,323	$1,464,897
Unearned net deferred fees and costs and loans in process	(2,547)	(2,703)	(2,733)	(2,900)
Unamortized discount on acquired loans	(850)	(925)	(1,002)	(1,205)
Total loans receivable	$1,368,981	$1,424,828	$1,428,588	$1,460,792

Nonperforming Assets
Loan Balances at Amortized Cost
(in thousands, except ratios)

	December 31, 2024	September 30, 2024	June 30, 2024	December 31, 2023
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$4,594	$4,778	$5,350	$10,359
Agricultural real estate	6,222	6,193	382	391
Construction and land development	103	106	—	54
Commercial and industrial (“C&I”)	597	1,956	422	—
Agricultural operating	793	901	1,017	1,180
Residential mortgage	858	1,088	1,145	1,167
Consumer installment	1	20	36	33
Total nonaccrual loans	$13,168	$15,042	$8,352	$13,184
Accruing loans past due 90 days or more	186	530	256	389
Total nonperforming loans (“NPLs”) at amortized cost	13,354	15,572	8,608	13,573
Foreclosed and repossessed assets, net	915	1,572	1,662	1,795
Total nonperforming assets (“NPAs”)	$14,269	$17,144	$10,270	$15,368
Loans, end of period	$1,368,981	$1,424,828	$1,428,588	$1,460,792
Total assets, end of period	$1,748,519	$1,799,137	$1,802,307	$1,851,391
Ratios:
NPLs to total loans	0.98%	1.09%	0.60%	0.93%
NPAs to total assets	0.82%	0.95%	0.57%	0.83%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended December 31, 2024			Three Months Ended September 30, 2024			Three Months Ended December 31, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$26,197	$327	4.97%	$25,187	$360	5.69%	$16,699	$241	5.73%
Loans receivable	1,396,854	19,534	5.56%	1,429,928	20,115	5.60%	1,458,558	19,408	5.28%
Investment securities	235,268	1,940	3.28%	236,960	1,966	3.30%	243,705	2,102	3.42%
Other investments	12,318	160	5.17%	12,553	71	2.25%	15,760	275	6.92%
Total interest earning assets	$1,670,637	$21,961	5.23%	$1,704,628	$22,512	5.25%	$1,734,722	$22,026	5.04%
Average interest-bearing liabilities:
Savings accounts	$162,501	$383	0.94%	$170,777	$450	1.05%	$175,281	$323	0.73%
Demand deposits	346,411	1,891	2.17%	357,201	2,152	2.40%	329,096	1,680	2.03%
Money market accounts	351,566	2,720	3.08%	381,369	3,126	3.26%	326,981	2,217	2.69%
CD’s	374,087	4,279	4.55%	379,722	4,437	4.65%	368,110	3,631	3.91%
Total deposits	$1,234,565	$9,273	2.99%	$1,289,069	$10,165	3.14%	$1,199,468	$7,851	2.60%
FHLB advances and other borrowings	72,431	980	5.38%	80,338	1,062	5.26%	191,575	2,428	5.03%
Total interest-bearing liabilities	$1,306,996	$10,253	3.12%	$1,369,407	$11,227	3.26%	$1,391,043	$10,279	2.93%
Net interest income		$11,708			$11,285			$11,747
Interest rate spread			2.11%			1.99%			2.11%
Net interest margin			2.79%			2.63%			2.69%
Average interest earning assets to average interest-bearing liabilities			1.28			1.24			1.25

	Twelve Months Ended December 31, 2024			Twelve Months Ended December, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$20,864	$1,150	5.51%	$18,469	$1,010	5.47%
Loans receivable	1,430,631	79,738	5.57%	1,430,035	73,577	5.15%
Interest bearing deposits	—	—	—%	63	1	1.59%
Investment securities	238,851	7,977	3.34%	257,020	8,606	3.35%
Other investments	12,816	750	5.85%	16,274	1,054	6.48%
Total interest earning assets	$1,703,162	$89,615	5.26%	$1,721,861	$84,248	4.89%
Average interest-bearing liabilities:
Savings accounts	$171,069	$1,684	0.98%	$200,087	$1,427	0.71%
Demand deposits	353,107	8,083	2.29%	359,866	6,727	1.87%
Money market accounts	371,909	11,725	3.15%	306,020	6,976	2.28%
CD’s	366,634	16,493	4.50%	317,376	10,619	3.35%
Total deposits	$1,262,719	$37,985	3.01%	$1,183,349	$25,749	2.18%
FHLB advances and other borrowings	99,731	5,156	5.17%	208,373	10,150	4.87%
Total interest-bearing liabilities	$1,362,450	$43,141	3.17%	$1,391,722	$35,899	2.58%
Net interest income		$46,474			$48,349
Interest rate spread			2.09%			2.31%
Net interest margin			2.73%			2.81%
Average interest earning assets to average interest bearing liabilities			1.25			1.24

Wholesale Deposits
(in thousands)

	Quarter Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Brokered certificate accounts	$14,123	$48,578	$54,123	$43,507	$58,209
Brokered money market accounts	5,002	18,076	42,673	40,429	40,050
Third party originated reciprocal deposits	14,125	26,266	17,237	13,178	8,047
Total	$33,250	$92,920	$114,033	$97,114	$106,306

Key Financial Metric Ratios:

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Ratios based on net income:
Return on average assets (annualized)	0.61%	0.72%	0.79%	0.76%	0.71%
Return on average equity (annualized)	6.00%	7.34%	8.72%	7.84%	7.87%
Return on average tangible common equity[4] (annualized)	7.72%	9.38%	11.29%	10.03%	10.26%
Efficiency ratio	76%	72%	72%	72%	68%
Net interest margin with loan purchase accretion	2.79%	2.63%	2.69%	2.73%	2.81%
Net interest margin without loan purchase accretion	2.77%	2.61%	2.67%	2.69%	2.78%
Ratios based on net income as adjusted (non-GAAP)
Return on average assets as adjusted[2] (annualized)	0.61%	0.72%	0.86%	0.77%	0.73%
Return on average equity as adjusted[3] (annualized)	6.00%	7.34%	9.43%	7.91%	8.03%

Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

GAAP earnings after income taxes	$2,702	$3,286	$3,693	$13,751	$13,059
Net income as adjusted after income taxes (non-GAAP) (1)	$2,702	$3,286	$3,993	$13,883	$13,321
Average assets	$1,771,351	$1,810,826	$1,843,789	$1,808,256	$1,836,337
Return on average assets (annualized)	0.61%	0.72%	0.79%	0.76%	0.71%
Return on average assets as adjusted (non-GAAP) (annualized)	0.61%	0.72%	0.86%	0.77%	0.73%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP earnings after income taxes	$2,702	$3,286	$3,693	$13,751	$13,059
Net income as adjusted after income taxes (non-GAAP) (1)	$2,702	$3,286	$3,993	$13,883	$13,321
Average equity	$179,242	$178,050	$168,058	$175,475	$165,968
Return on average equity (annualized)	6.00%	7.34%	8.72%	7.84%	7.87%
Return on average equity as adjusted (non-GAAP) (annualized)	6.00%	7.34%	9.43%	7.91%	8.03%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	December 31, 2024	September 30, 2024	June 30, 2024	December 31, 2023
Total stockholders’ equity	$179,084	$180,149	$176,045	$173,334
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(979)	(1,158)	(1,336)	(1,694)
Tangible common equity (non-GAAP)	$146,607	$147,493	$143,211	$140,142
Ending common shares outstanding	9,981,996	10,074,136	10,297,341	10,440,591
Book value per share	$17.94	$17.88	$17.10	$16.60
Tangible book value per share (non-GAAP)	$14.69	$14.64	$13.91	$13.42

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	December 31, 2024	September 30, 2024	June 30, 2024	December 31, 2023
Total stockholders’ equity	$179,084	$180,149	$176,045	$173,334
Less: Goodwill	(31,498)	$(31,498)	$(31,498)	(31,498)
Less: Intangible assets	(979)	$(1,158)	$(1,336)	(1,694)
Tangible common equity (non-GAAP)	$146,607	$147,493	$143,211	$140,142
Total Assets	$1,748,519	$1,799,137	$1,802,307	$1,851,391
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(979)	(1,158)	(1,336)	(1,694)
Tangible Assets (non-GAAP)	$1,716,042	$1,766,481	$1,769,473	$1,818,199
Total stockholders’ equity to total assets ratio	10.24%	10.01%	9.77%	9.36%
Tangible common equity as a percent of tangible assets (non-GAAP)	8.54%	8.35%	8.09%	7.71%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total stockholders’ equity	$179,084	$180,149	$173,334	$179,084	$173,334
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(979)	(1,158)	(1,694)	(979)	(1,694)
Tangible common equity (non-GAAP)	$146,607	$147,493	$140,142	$146,607	$140,142
Average tangible common equity (non-GAAP)	$146,676	$145,305	$134,776	$142,641	$132,409
GAAP earnings after income taxes	2,702	3,286	3,693	13,751	13,059
Amortization of intangible assets, net of tax	144	140	142	563	521
Tangible net income	$2,846	$3,426	$3,835	$14,314	$13,580
Return on average tangible common equity (annualized)	7.72%	9.38%	11.29%	10.03%	10.26%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Non-interest expense (GAAP)	$10,809	$10,421	$10,206	$42,306	$40,142
Less amortization of intangibles	(179)	(178)	(179)	(715)	(755)
Efficiency ratio numerator (GAAP)	$10,630	$10,243	$10,027	$41,591	$39,387

Non-interest income	$2,009	$2,921	$2,480	$10,107	$10,250
Add back net losses on debt and equity securities	(287)	(78)	—	(856)	—
Subtract net gains on debt and equity securities	—	—	277	—	459
Net interest income	11,708	11,285	11,747	46,474	48,349
Efficiency ratio denominator (GAAP)	$14,004	$14,284	$13,950	$57,437	$58,140
Efficiency ratio (GAAP)	76%	72%	72%	72%	68%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.